RETIREMENT AND DISABILITY PLAN
                                      FOR
                             NON-EMPLOYEE DIRECTORS
                                       OF
              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION









                           Effective January 1, 1989
                             Amended April 14, 1993



                       RETIREMENT AND DISABILITY PLAN FOR
                           NON-EMPLOYEE DIRECTORS OF
              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                               TABLE OF CONTENTS


SECTION 1.  STATEMENT OF PURPOSE..........................................  1

SECTION 2.  DEFINITIONS...................................................  1

SECTION 3.  ADMINISTRATION................................................  1

SECTION 4.  NON-EMPLOYEE DIRECTOR BENEFITS................................  2

            1.  Participation.............................................  2
            2.  Eligibility...............................................  2
                a.  Service Benefit.......................................  2
                b.  Deferred Benefit......................................  2
                c.  Disability Benefit....................................  3
            3.  Benefit Amounts...........................................  3
                a.  Service and Deferred Benefit..........................  3
                b.  Disability Benefit....................................  3
                c.  Payments..............................................  3

SECTION 5.  GENERAL PROVISIONS............................................  4

SECTION 6.  PLAN MODIFICATION.............................................  8














SECTION 1.  STATEMENT OF PURPOSE

The purpose of the Retirement and Disability Plan for Non-Employee Directors of Southern New England Telecommunications Corporation is to provide pension payments to such non-employee members of the Board of Directors of Southern New England Telecommunications Corporation and The Southern New England Telephone Company, pursuant to the terms and conditions of this Plan.


SECTION 2.  DEFINITIONS

 1. The words "SNET" or "Corporation" shall mean the Southern New England Telecommunications Corporation, a Connecticut Corporation.

 2. The words "Chairman of the Board," "President" and "Board of Directors" or "Board" shall mean the Chairman of the Board of Directors, the President and the Board of Directors, respectively, of the Corporation.

 3. The word "Committee" shall mean the Committee on Board Affairs and Public Policy appointed by the Corporation to administer or arrange for the administration of this Plan.

 4. The terms "Non-Employee Director" or "Participant" shall mean a member of the Corporation's Board of Directors on or after January 1, 1989, who is not at time of retirement from service on the Board, nor was ever, employed by SNET or any subsidiary or affiliate of SNET.

 5. The term "Pension Act" shall mean the Employee Retirement Income Security Act of 1974 (ERISA) as may be amended from time to time.

 6.  The term "Pension Plan" shall mean the SNET Management Pension Plan.

 7. The word "Plan" shall mean this Retirement and Disability Plan for SNET Non-Employee Directors.

 8. The term "Retainer" shall mean the annual amount payable to a Non-Employee Director as compensation for service on the Board, excluding any additional compensation earned for service as Committee Chairman and excluding all meeting fees, whether for Board or Committee meetings.

 9. The use in this Plan of personal pronouns of the masculine gender is intended to include both the masculine and feminine genders.

10. The use in this Plan of singular or plural nouns is intended to have individual or collective meaning as applicable to the context as used therein and is in no way to be construed narrowly or such as to limit this Plan or any of its provisions.


SECTION 3.  ADMINISTRATION

 1. The Corporation shall be considered the Sponsor of this Plan as that term is defined in the Pension Act. The Corporation shall appoint the Committee on Board Affairs and Public Policy to administer this Plan.
     The Committee shall have the administrative responsibilities set forth below.

 2. The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer this Plan, except for powers herein specifically granted or provided to be granted to others.

 3. The Committee shall grant or deny claims for benefits under this Plan and shall authorize disbursements according to this Plan. Adequate notice shall be provided in writing to any Participant whose claim has been denied setting forth the specific reasons for such denial.

 4. The Committee shall determine conclusively for all parties all questions arising in the administration of this Plan, and any decision of such Committee shall not be subject to further review.

 5. The expenses of the Committee in administering this Plan shall be borne by the Corporation.

 6. The Corporation and the Committee are each a named fiduciary as that term is used in the Pension Act with respect to the particular duties and responsibilities herein provided to be allocated to each of them.

 7. The Corporation may delegate responsibilities for the operation and administration of this Plan consistent with the Plan's terms. The Corporation and other named fiduciaries may designate in writing other persons to carry out their respective responsibilities under this Plan and may employ persons to advise them with regard to any such responsibilities.

 8. Any person or group of persons may serve in more than one fiduciary capacity with respect to this Plan.


SECTION 4.  NON-EMPLOYEE DIRECTOR BENEFITS

 1.  Participation.

     All persons who are Non-Employee Directors, as defined in Section 2, are deemed Participants in this Plan.

 2.  Eligibility.

     a) Service Benefit. Subject to the provisions set forth elsewhere in this Plan, a Participant who has served a minimum of five (5) years on the Board at any time prior or subsequent to the effective date of this Plan is eligible for a Service or Deferred Benefit pursuant to this
     Section 4 and will become fully vested in all benefits under this Plan at that time.

     b) Deferred Benefit. Subject to the provisions set forth elsewhere in this Plan, all eligible Non-Employee Directors who have served a minimum of five (5) years on the Board, shall be eligible to receive a Deferred Benefit upon reaching the age of sixty-five (65) in an amount and pursuant to the same terms and conditions as are set forth in Section 4.2(a).

     c) Disability Benefit. In the event a Non-Employee Director becomes totally disabled as a result of sickness or of injury and is unable to perform his duties and responsibility as a Director, as determined by the Committee, before becoming fully vested in all benefits under this Plan pursuant to Section 4.2(a), the Board, in its sole discretion, may authorize the payment of a Disability Benefit pursuant to Section
     4.3(b). The Board may require the Participant to furnish from time to time proof of continued disability.

 3.  Benefit Amounts.

     a) Service and Deferred Benefit. The benefit of each eligible Non-Employee Director who retires from service on or after January 1, 1989 and after having attained the age of sixty-five (65), shall equal ten percent (10%) of such Non-Employee Director's annual Retainer in effect as of retirement from service on the Board multiplied by such Director's full years of service on the Board up to a maximum of one hundred percent (100%) of such annual Retainer. Subject to Section 5.10 such annual benefit shall be payable in four (4) equal quarterly installments following commencement of benefits, as specified in Section 4.3(c).

     b) Disability Benefit. At the full discretion of the Board, Disability Benefit payments for eligible Participants shall be paid in an amount calculated pursuant to the same terms as are set forth in Section 4.3(a), or in such other amounts, terms and conditions as determined by the Board.

     c)  Payments.

        (i) Except as may be otherwise determined by the Corporation or as otherwise required by Section 5.10, Service, Deferred and Disability Benefits granted under this Section 4 shall commence in the first month in the calendar quarter next following the date of each Participant's retirement from service, or at such other time as is herein provided for payment of a Deferred Benefit or Disability Benefit, and shall continue to the death, or termination of Disability, of such Participant, at which time any and all benefit entitlements under this Plan shall cease, except as provided in
        Section 4.3(c)(ii) below.

        (ii) In the event that benefit payments pursuant to this Plan have not commenced or have been made for a number of years less than a Participant's years of service on the Board at the time of his death, the aggregate value of those pension payments representing the number of years the Participant served on the Board less any payments made as of the date of death shall be paid as a death benefit in a lump sum to the spouse of the deceased Participant if living with him at the time of death or to the Participant's estate if there is no eligible spouse. Upon payment of the death benefit, any and all further benefit entitlements under this Plan shall cease.

              In the event of a Participant's death on or after January 1, 1994, a death benefit shall be payable to the Eligible Beneficiaries, if any, of those Participants who are either serving on the Board as of January 1, 1994 or retired from the Board as of January 1, 1994. The amount to be paid as a death benefit shall be paid in a lump sum, and shall not exceed the lesser of (i) the amount of the Retainer for the year in which the eligible Participant retires, or (ii) the amount of the Retainer in effect on January 1, 1994. Eligible Beneficiaries shall mean the spouse of the deceased Participant if living with him at the time of his death, or the unmarried child or children of the deceased under the age of 23 years (or over that age if physically or mentally incapable of self-support) who were actually supported in whole or in part by the deceased Participant at the time of death, or a dependent parent who lives in the same household with the Participant or who lives in a separate household in the vicinity which is provided for the parent by the Participant. Upon payment of such death benefit or a determination that a Participant had no Eligible Beneficiaries, any and all further benefit entitlements under this Plan shall cease.


SECTION 5.  GENERAL PROVISIONS

 1.  Effective Date.

     This Plan is effective January 1, 1989.

 2.  Right to Benefits.

     Subject to the provision of Section 5.3, all Participants who have satisfied the eligibility provision contained in Section 4.2, whether or not currently receiving benefits under this Plan, shall have nonforfeitable and noncancellable rights in all benefits provided pursuant to this Plan.

 3.  Forfeiture of Benefits.

     Notwithstanding eligibility or right to benefits of a Participant under any provision or paragraph of this Plan (other than Section 5.10), all benefits for which a Participant would be otherwise eligible hereunder may be forfeited, at the discretion of the Board, when such Participant
     (i) engages in misconduct in connection with the Participant's service on the Board (as determined by the Board); (ii) without the Corporation's consent becomes associated with, employed by or renders services to, or owns an interest in, any business that is competitive with the Corporation or with any business with which SNET has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business) as determined by the Board; or (iii) engages in activity in conflict with or adverse to the interests of the Corporation.

 4.  Assignment or Alienation.

     Assignment or alienation of any and all benefits under this Plan will not be permitted or recognized except as otherwise required by law.

 5.  Determination of Eligibility.

     In all questions relating to eligibility for any benefit hereunder the decision of the Committee based upon the Plan and upon the records of the Corporation and insofar as permitted by applicable law, shall be final.

 6.  Method of Payment.

     All benefits payable pursuant to this Plan shall be paid from Corporation operating expenses or through the purchase of annuity contracts from an insurance company or through such other means or funding arrangements as is determined by the Corporation from time to time.

 7.  Amounts Accrued Prior to Death.

     Benefit amounts accrued from the prior calendar quarter but not actually paid at the time of death of a Participant shall be paid within thirty
     (30) days of the Participant's death and in accordance with the terms and provisions of Section 4.

 8.  Payments to Others.

     Benefits payable to a Participant unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the Pension Plan.

 9.  Damage Claims or Suits.

     Should any Participant in this Plan commence litigation against the Corporation or any successor thereof regarding the alleged violation by the Corporation or any successor of the nonforfeitability, noncancellation and vesting provisions of the Plan, the Corporation or any successor which is the defendant in any such lawsuit shall pay all costs and expenses (including attorney fees) of any such Participant unless (1) the court in which the litigation is filed or any higher court to which an appeal is taken finds the Corporation or successor to be without liability on material substantive issues raised in the lawsuit or
     (2) the lawsuit is frivolous in nature.

10.  Change of Control.

     Anything in the Plan to the contrary notwithstanding (including, without limitation, Section 5.3), upon and following the occurrence of a Change of Control, the Service, Deferred and Disability Benefit of each Participant shall be fully vested and payable in the amount determined under Section 4.3 at the time of the Participant's termination of employment for those individuals currently receiving or eligible to receive such payments under the Plan and, for those individuals serving on the Board of Directors upon the Change of Control as if the Participant had retired at that time. In the event of a Change of Control, the present value of all amounts to which a Participant is entitled under this Plan shall be paid in a single lump sum on the last day of the month following the month in which the Change of Control occurred. Lump sum payments payable by reason of this Section 5, Paragraph 10, shall be equal to the present value of such payments using the interest rate and mortality assumptions as provided under the Pension Plan (as in effect immediately prior to the Change of Control) for purposes of calculating the present value of lump sum pension payments for surviving spouses. For this purpose, a Change of Control shall mean:

        (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) participated in by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (i), (ii) and
             (iii) of subsection (C) of this Section 5.10 are satisfied; or

        (b) a change in the composition of the Board of Directors of the Corporation (the "Board") such that the individuals who, as of January 9, 1991, constitute the Board (the Board as of the above date shall be herein- after referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 5.10, that any individual who becomes a member of the Board subsequent to the above date whose election, or nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

        (c) the approval by the shareholders of the Corporation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to
                                     - 7 -


             such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
             (ii) no Person (other than the Corporation, any employee benefit plan (or related trust) participated in by the Corporation or such corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (d) the approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation and any employee benefit plan (or related trust) participated in by the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

                                     - 8 -


SECTION 6.  PLAN MODIFICATION.

The Board may from time to time make changes in the Plan and the Board may terminate the Plan as it deems appropriate, without notice to Participants. In addition, the Vice President-Human Resources of the Southern New England Telephone Company with the concurrence of the Vice President and General Counsel of SNET shall be authorized to make minor or administrative amendments to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes). Such amendments or termination shall not affect the rights of any Participant to any benefit under this Plan to which such Participant may have previously become entitled.